EXHIBIT 99.1
ABERCROMBIE & FITCH REPORTS
MARCH NET SALES OF $330.2 MILLION
New Albany, Ohio, April 10, 2008: Abercrombie & Fitch (NYSE: ANF) today reported net sales of $330.2 million for the five-week period ended April 5, 2008, compared to net sales of $331.2 million for the five-week period ended April 7, 2007. March comparable store sales decreased 10%. Total Company direct-to-consumer net sales increased 45% to $25.6 million for the five-week period ended April 5, 2008, compared to the five-week period ended April 7, 2007.
March comparable store sales were adversely affected by shifts in the Easter and Spring Break calendars, which were two weeks earlier compared to last year.
Year-to-date, the Company reported a net sales increase of 4% to $559.1 million from $537.8 million last year. Comparable store sales decreased 7% for the year-to-date period. Year-to-date, total Company direct-to-consumer net sales increased 43% to $42.5 million.
March 2008 Developments
•	Total Company net sales of $330.2 million

•	Total Company direct-to-consumer net sales increased 45%

•	Total Company comparable store sales decreased 10%

•	Abercrombie & Fitch comparable store sales decreased 2%

•	abercrombie comparable store sales decreased 14%

•	Hollister Co. comparable store sales decreased 16%

•	RUEHL comparable store sales decreased 21%
The Company operated 353 Abercrombie & Fitch stores, 200 abercrombie stores, 455 Hollister Co. stores, 22 RUEHL stores and five Gilly Hicks stores in the United States at the end of fiscal March. The Company also operated three Abercrombie & Fitch stores and three Hollister Co. stores in Canada and one Abercrombie & Fitch flagship in London, England. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, www.hollisterco.com and www.RUEHL.com.
To hear the Abercrombie & Fitch pre-recorded March sales message, please dial (800) 395-0662, or internationally, dial (402) 220-1262.
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For further information, call:	Investor Inquiries:
Brian Logan
Sr. Director, Investor Relations & Controller
(614) 283-6877

Media Inquiries:
Thomas Lennox
Vice President, Corporate Communications
(614) 283-6493
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
A&F cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this Press Release or made by management of A&F involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond the Company’s control. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” and similar expressions may identify forward-looking statements. The following factors, in addition to those included in the disclosure under the heading “FORWARD-LOOKING STATEMENTS AND RISK FACTORS” in “ITEM 1A. RISK FACTORS” of A&F’s Annual Report on Form 10-K for the fiscal year ended February 2, 2008, in some cases have affected and in the future could affect the Company’s financial performance and could cause actual results for the 2008 Fiscal Year and beyond to differ materially from those expressed or implied in any of the forward-looking statements included in this Press Release or otherwise made by management: changes in consumer spending patterns and consumer preferences; the effects of political and economic events and conditions domestically and in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism or war; the impact of competition and pricing; changes in weather patterns; postal rate increases and changes; paper and printing costs; market price of key raw materials; ability to source product from its global supplier base; political stability; currency and exchange risks and changes in existing or potential duties, tariffs or quotas; availability of suitable store locations at appropriate terms; ability to develop new merchandise; ability to hire, train and retain associates; and the outcome of pending litigation. Future economic and industry trends that could potentially impact revenue and profitability are difficult to predict. Therefore, there can be no assurance that the forward-looking statements included in this Press Release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other person, that the objectives of the Company will be achieved. The forward-looking statements herein are based on information presently available to the management of the Company. Except as may be required by applicable law, the Company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.